                                                                    EXHIBIT 23.3

                                                           Deloitte & Touche LLP
                                                           1 Place Ville Marie
                                                           Suite 3000
                                                           Montreal QC  H3B 4T9
                                                           Canada

                                                           Tel: (514) 393-7115
                                                           Fax: (514) 390-4113
                                                           www.deloitte.ca

Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Amdocs Limited 1998 Stock Option and Incentive Plan, as amended, of our report dated March 19, 2003 (except for Note 17, which is as of July 2, 2003), related to the consolidated financial statements of Certen Inc., as of and for the years ended December 31, 2001 and 2002, appearing in the Annual Report of Amdocs Limited on form 20-F, for the year ended September 30, 2003, filed with the Securities and Exchange Commission on December 24, 2003.

/s/  Deloitte & Touche LLP

Montreal, Quebec

March 31, 2004